Exhibit 23.1



          Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 8-K dated February 28, 1995, into the Company's previously filed Post-Effective Amendment No. 1 to Form S-8 Registration Statement (File No. 2-67368) and Post-Effective Amendment No. 2 to Form S-8 Registration Statement (File No. 33-37613) for the Employees' Stock Purchase Plan of UAL Corporation; Post-Effective Amendment No. 1 to Form S-8 Registration Statement (File No. 33-38613) for the United Air Lines, Inc.
Management and Salaried Employees' 401(k) Retirement Savings Plan; Form S-8 Registration Statement (File No. 33-57331) and Post-Effective Amendment No. 1 to Form S-8 Registration Statement (File No. 33-44552) for the United Air Lines, Inc. Ground Employees' 401(k) Retirement Savings Plan; Post-Effective Amendment No. 1 to Form S-8 Registration Statement (File No. 33-44553) for the United Air Lines, Inc., Flight Attendant Employees' 401(k) Retirement Savings Plan; Post-Effective Amendment No. 2 to Form S-8 Registration Statement (File No. 33-41968) and Form S-8 Registration Statement
(File No. 33-10206) for the UAL Corporation 1981 Incentive Stock Plan; Form S-3 Registration Statement (File No. 33-57192), as amended; Post-Effective Amendment No. 1 to Form S-8 Registration Statement (File No. 33-59950) for the United Air Lines, Inc. Pilots' Directed Account Retirement Income Plan; and Form S-4 Registration Statement (File No. 33-57579), as amended.

                                   /s/ Arthur Andersen LLP
                                   Arthur Andersen LLP


Chicago, Illinois,
February 28, 1995